Exhibit 99.1

     Central Freight Lines, Inc. Reports Fourth Quarter, Full Year Results

    WACO, Texas, Feb. 5 /PRNewswire-FirstCall/ -- Central Freight Lines, Inc. (Nasdaq: CENF) announced today its financial results for the quarter and year ended December 31, 2003.

    For the quarter ended December 31, 2003, operating revenue was $89.5 million, operating income was $5.6 million, and pro forma earnings from continuing operations were $2.2 million, or $0.17 per diluted share. The Company's operating ratio (operating expenses as a percentage of operating revenue) was 93.7%. Comparative information for the 2002 quarter has been omitted because of a substantial difference in working days resulting from a change in fiscal quarters, as more fully described below.

    For the full year 2003, operating revenue was $389.7 million, up 4.9% from $371.4 million in 2002. Operating income increased 56.9% to $23.7 million in 2003 from $15.1 million in 2002. Pro forma earnings from continuing operations improved to $8.4 million, or $0.69 per diluted share, from $1.0 million, or $0.09 per diluted share, in 2002, on a 4.8% increase in weighted average diluted shares outstanding. In addition, less-than-truckload ("LTL") revenue per hundredweight increased 9.1%, to $11.37 in 2003 from $10.42 in 2002. The Company's operating ratio improved to 93.9% for 2003 compared with 95.9% for 2002 and 98.9% for 2001.

    Central's President and Chief Executive Officer, Bob Fasso, commented on the Company's results: "The Central team created much positive momentum leading up to our 2003 fourth quarter results, which represents a dramatic improvement from where we were just two years earlier.

    "Over the past two years, we assembled a new management team of hand-picked proven leaders and instilled a culture of energetic ownership and empowerment. Throughout the Company, dramatic service and productivity gains were realized while strategically removing 25 terminals and five hubs from our model. Today we have 27% fewer employees than we had two years ago while successfully completing a full six-state geographic expansion into the Midwest freight corridor. Yields increased 15.7%, while our operating ratio improved 670 basis points. Pro forma earnings from continuing operations increased 697% for the full year 2003 compared to 2002. All this was accomplished while preparing for and completing a highly successful initial public offering.

    "We believe we are in the early stages of our Company's development and expect our positive trends and momentum to continue through 2004 and into 2005 as we further our process and efficiency initiatives and begin the growth phase of our business plan. In 2002 and 2003, substantial amounts of freight that offered inadequate returns were culled from our system, as we strove to improve our yields. With the preponderance of shedding behind us, our growth will be driven by aggressively expanding our geographic footprint on a region-by-region basis while leveraging existing densities."

    At December 31, 2003, Central's balance sheet reflected $41.5 million in cash, $49.5 million in long-term debt and capital lease obligations, including current portion, and $108.4 million in stockholders' equity. The Company's ratio of net debt to total net capitalization (total net debt divided by net debt plus stockholders' equity) was 6.9%, and the Company had over $37.0 million of available credit under its revolving credit facilities. Mr. Fasso stated, "We believe the strong capital position afforded by our approximately $77.6 million in net proceeds from our initial public offering, together with the cash flow we expect to generate, will give us significant financial flexibility to pursue our expansion plans."

    In issuing this press release, the Company has not compared the results of the fourth quarter of 2003 with the fourth quarter of 2002 because of the dramatic difference in the number of working days during the respective periods caused by a change in fiscal quarters for reporting purposes. For years prior to 2003, the Company's first three fiscal quarters consisted of 12 weeks each, and the fourth fiscal quarter consisted of 16 weeks.
Commencing January 1, 2003, the fiscal year consists of four quarters, each with 13 weeks. As a result of this change, the fourth quarter of 2003 had 59 working days compared with 78 working days for the fourth quarter of 2002, making comparisons not meaningful.

    The Company expects earnings per diluted share for the first quarter of 2004 to be in the range of $0.12 to $0.16. This range includes estimated depreciation expense of $4.1 million, interest expense of $2.0 million, and an expected tax rate of 39%, with outstanding diluted shares averaging 18.9 million. Planned capital expenditures for full year 2004 are expected to be $38.0 million, consisting primarily of replacement revenue equipment. Approximately $3.0 million of the planned $38.0 million is expected to be spent in the first quarter.

    A conference call will be held at 10:00 a.m. (CST) on Friday, February 6 for stockholders and the investment community. Persons who wish to access and participate in the call may do so by dialing 1-800-556-3831, pass code 00399. Please dial in 5 to 10 minutes prior to the start of the call. A live webcast is also available at www.centralfreight.com and www.streetevents.com .

    A telephone replay will be available after 2:30 p.m. (CST) on February 6. To access the replay, dial 1-888-641-9060. A replay of the call will also be available on demand at both web sites.

    Central Freight Lines, Inc. is a non-union less-than-truckload carrier specializing in regional overnight and second day markets. One of the 10 largest regional LTL carriers in the nation, Central provides regional, interregional, and expedited services, as well as value-added supply chain management, throughout the Midwest, Southwest, and West Coast, with direct service planned for the Pacific Northwest in the near term. Utilizing marketing alliances, Central provides service solutions to the Great Lakes, Northeast, Southeast, Mexico, and Canada.

    This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including forms 8-K, 10-Q, 10-K, and the recently filed prospectus.


     For further information contact:
     Jeff Hale, Senior Vice President and Chief Financial Officer
     (480) 361-5295
     jhale@centralfreight.com


                           CENTRAL FREIGHT LINES, INC.
                      Consolidated Statements of Operations
                   Years ended December 31, 2003, 2002 and 2001
             (Unaudited, dollars in thousands except per share data)

                                           2003          2002          2001
                                         --------      --------      --------
    Working Days                            253           253           253

    Operating revenues                   $389,696      $371,445      $395,702
                                         --------      --------      --------
    Operating expenses:
      Salaries, wages and benefits        204,570 (A)   208,754 (A)   232,714
      Purchased transportation             38,113        28,806        31,739
      Purchased transportation -
       related parties                     18,582        21,106        17,708
      Operating and general supplies
       and expenses                        67,460        60,370        68,448
      Operating and general supplies
       and expenses - related parties         ---           286            53
      Insurance and claims                 15,576 (B)    14,024 (B)    14,209
      Building and equipment rentals        3,181         3,241         3,493
      Building and equipment rentals
       - related parties                    1,903         1,779         1,600
      Deprecation and amortization         16,605        17,974        21,241
                                         --------      --------      --------
          Total operating expenses        365,990       356,340       391,205
                                         --------      --------      --------
      Operating earnings                   23,706        15,105         4,497

    Other expense:
      Interest expense                     (3,547)       (4,916)       (5,620)
      Interest expense - related parties   (6,130)       (6,359)       (5,888)
                                         --------      --------      --------

          Earnings (loss) from continuing
           operations before income taxes  14,029         3,830        (7,011)

    Income tax:
      Income tax (expense) benefit         (1,759)        1,412           119
      Income tax expense - conversion
       to C corporation                    (9,834)          ---           ---
                                         --------      --------      --------
          Earnings (loss) from
           continuing operations            2,436         5,242        (6,892)
    Loss from discontinued operations,
     net of income taxes                   (8,341)          ---           ---
                                         --------      --------      --------
          Net (loss) earnings            $ (5,905)     $  5,242      $ (6,892)
                                         ========      ========      ========
    Pro forma C Corporation data:
      Historical earnings (loss) from
       continuing operations before
       income taxes                      $ 14,029      $  3,830      $ (7,011)
      Pro forma income tax
       (expense) benefit                   (5,666)       (2,781)        1,108
                                         --------      --------      --------
      Pro forma earnings (loss) from
       continuing operations                8,363         1,049        (5,903)

      Loss from discontinued operations,
       net of pro forma income taxes       (8,341)          ---           ---
                                         --------      --------      --------
      Pro forma net earnings (loss)      $     22      $  1,049      $ (5,903)
                                         ========      ========      ========


                                             2003          2002          2001
                                         --------      --------      --------
      Basic:
      Pro forma earnings (loss) from
       continuing operations             $   0.75      $   0.10      $  (0.54)
      Loss from discontinued operations,
       net of pro forma income taxes        (0.75)          ---           ---
      Pro forma net earnings (loss)           ---          0.10         (0.54)

      Diluted:
      Pro forma earnings (loss) from
       continuing operations             $   0.69      $   0.09      $  (0.54)
      Loss from discontinued operations,
       net of pro forma income taxes        (0.69)          ---           ---
      Pro forma net earnings (loss)           ---          0.09         (0.54)

    Weighted average outstanding shares
     (in thousands):
      Basic                                11,163        10,868        10,916
      Diluted                              12,103        11,548        10,916

     (A) 2003 includes a $7,799 gain relating to a reduction in our obligation under a benefit plan which was partially offset by an increase in expense for 2002 workers' compensation claims totaling $900.
     (B)  Estimated expense for 2002 claims was increased $1,900 in 2003.


                           CENTRAL FREIGHT LINES, INC.
                      Consolidated Statements of Operations
                 Quarters ended December 31, 2003, 2002 and 2001
             (Unaudited, dollars in thousands except per share data)

                                         Thirteen      Sixteen      Sixteen
                                       Weeks Ended   Weeks Ended  Weeks Ended
                                       December 31,  December 31, December 31,
                                           2003          2002         2001
                                       ------------  ------------ ------------
    Working Days (A)                         59            78            77
    Operating revenues                   $ 89,535      $115,058      $120,296
                                       ------------  ------------ ------------
    Operating expenses:
      Salaries, wages and benefits         47,781        62,318        71,908
      Purchased transportation              9,580         8,731        10,116
      Purchased transportation
       - related parties                    2,617         6,117         5,244
      Operating and general supplies
       and expenses                        15,533        18,992        21,035
      Operating and general supplies and
       expenses - related parties             ---           236            21
      Insurance and claims                  3,315         4,451         4,225
      Building and equipment rentals          693           649         1,333
      Building and equipment rentals
       - related parties                      649           878           364
      Deprecation and amortization          3,747         5,506         6,575
                                       ------------  ------------ ------------
          Total operating expenses         83,915       107,878       120,821
                                       ------------  ------------ ------------
      Operating earnings (loss)             5,620         7,180          (525)

    Other expense:
      Interest expense                       (611)       (1,444)       (1,529)
      Interest expense - related parties   (1,475)       (1,994)       (1,727)
                                       ------------  ------------ ------------
          Earnings (loss) from continuing
           operations before income taxes   3,534         3,742        (3,781)

    Income tax:
      Income tax (expense) benefit         (1,310)         (249)           89
      Income tax expense - conversion
       to C corporation                    (9,834)          ---           ---
                                       ------------  ------------ ------------
          (Loss) earnings from continuing
           operations                      (7,610)        3,493        (3,692)
    Loss from discontinued operations,
     net of income taxes                   (8,341)         (781)          ---
                                       ------------  ------------ ------------
          Net (loss) earnings            $(15,951)     $  2,712      $ (3,692)
                                       ============  ============ ============
    Pro forma C Corporation data:
      Historical earnings (loss) from
       continuing operations before
       income taxes                      $  3,534      $  3,742      $ (3,781)
      Pro forma income tax (expense)
       benefit                             (1,378)       (1,529)          830
                                       ------------  ----------- -------------
      Pro forma earnings (loss) from
       continuing operations                2,156         2,213        (2,951)

      Loss from discontinued operations,
       net of pro forma income taxes       (8,341)         (822)          ---
                                       ------------  ----------- -------------
      Pro forma net (loss) earnings      $ (6,185)     $  1,391      $ (2,951)
                                       ============  =========== =============


                                        Thirteen       Sixteen      Sixteen
                                       Weeks Ended   Weeks Ended  Weeks Ended
                                       December 31, December. 31, December 31,
                                           2003          2002         2001
                                       -----------  ------------ -------------
      Basic:
      Pro forma earnings (loss) from
       continuing operations               $0.18         $0.20       $(0.27)
      Loss from discontinued operations,
       net of pro forma income taxes       (0.69)        (0.07)         ---
      Pro forma net (loss) earnings        (0.51)         0.13        (0.27)

      Diluted:
      Pro forma earnings (loss) from
       continuing operations               $0.17         $0.18       $(0.27)
      Loss from discontinued operations,
       net of pro forma income taxes       (0.69)        (0.07)         ---
      Pro forma net (loss) earnings        (0.52)         0.11        (0.27)

    Weighted average outstanding shares
     (in thousands):
       Basic                              12,127        10,871       10,868
       Diluted                            13,060        12,133       10,868

     (A) Effective 1/1/03 the company changed from 13 to 12 reporting periods per year.


                           CENTRAL FREIGHT LINES, INC.
                           Consolidated Balance Sheets
                   Years ended December 31, 2003, 2002 and 2001
                        (Unaudited, dollars in thousands)

    Assets                                  2003          2002         2001
                                         --------      --------     --------
    Cash                                 $ 41,493      $  7,350     $    187
    Accounts receivable                    51,864        48,083       40,655
    Accounts receivable- related parties      ---           651        1,100
    Other current assets                    8,298         6,712        6,636
    Deferred income taxes                   4,588           719        1,028
    Advances to affiliate                     ---           ---          367
                                         --------      --------     --------
          Total current assets            106,243        63,515       49,973

    Property and equipment, net           114,693       126,751      139,954
    Goodwill                                4,324         4,324        4,324
    Other assets                            2,113         1,811        1,626
                                         --------      --------     --------
          Total assets                   $227,373      $196,401     $195,877
                                         ========      ========     ========

    Liabilities and Stockholders' Equity

    Current maturities of long-term debt $  6,375      $ 12,822     $ 12,273
    Trade accounts payable                 18,136        18,617       13,388
    Payables for related party
     transportation services                1,020         1,710        1,188
    Accrued expenses                       27,207        26,180       28,072
                                         --------      --------     --------
          Total current liabilities        52,738        59,329       54,921

    Long-term debt, excluding current
     maturities                            19,988        66,689       75,454
    Related party financing                23,154        23,543       23,543
    Other liabilities                      23,055        16,466       18,657
                                         --------      --------     --------
          Total liabilities               118,935       166,027      172,575

    Total stockholders' equity            108,438        30,374       23,302
                                         --------      --------     --------
          Total liabilities and
           stockholders' equity          $227,373      $196,401     $195,877
                                         ========      ========     ========
    Net annual capital expenditures
     from continuing operations          $  5,560      $  4,028     $  9,339


                           CENTRAL FREIGHT LINES, INC.
                               Operating Statistics
               (Amounts in thousands except where indicated with *)

                      4Q03      4Q02     4Q01       2003      2002       2001
                     ------  --------  --------   --------  --------  --------
    Working days       59        78        77        253       253       253
    Operating ratio   93.7%     93.8%    100.4%      93.9%     95.9%     98.9%
    LTL bills        819.43  1,115.49  1,194.53   3,750.06  3,771.94  3,936.96
    Total bills      828.79  1,130.71  1,210.53   3,789.05  3,819.29  3,990.17
    LTL tons         359.63    483.23    549.22   1,624.79  1,662.59  1,833.17
    Total tons       434.58    618.12    717.48   1,962.89  2,120.08  2,388.82
    LTL revenue per
     hundred
     weight *        $11.79    $10.94    $10.19     $11.37    $10.42    $10.06
    LTL weight per
     bill (in
     pounds)*           878       866       920        867       882       931
    Average length
     of haul (in
     miles)*            475       419       398        442       413       385
    Fuel surcharge
     as % of total
     revenue *         2.4%      2.3%       N/A       2.6%      1.7%       N/A



SOURCE  Central Freight Lines, Inc.
    -0-                             02/05/2004
    /CONTACT: Jeff Hale, Senior Vice President and Chief Financial Officer of Central Freight Lines, Inc., +1-480-361-5295, or jhale@centralfreight.com /
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20040205/DACENTRALLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.streetevents.com /
    /Web site:  http://www.centralfreight.com /
    (CENF)

CO:  Central Freight Lines, Inc.
ST:  Texas
IN:  TRN
SU:  ERN ERP CCA MAV